EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANT


     I have issued my report dated August 10, 2000, accompanying the consolidated financial statements of Great Basin Water Company and its subsidiaries included in the Report on Form 10SB12(g) for the year ended December 31, 1999, which is incorporated by reference in this Registration Statement. I consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Russell G. Nay
Russell G. Nay

Las Vegas, Nevada
October 4, 2000